Exhibit 99.1

FOR IMMEDIATE RELEASE
April 19, 2023

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 1ST QUARTER 2023

Earnings Summary
(in thousands except per share data)	1Q 2023	4Q 2022	1Q 2022
Net income	$19,313	$22,443	$19,728
Earnings per share	$1.08	$1.26	$1.11
Earnings per share – diluted	$1.08	$1.26	$1.11

Return on average assets	1.44%	1.64%	1.48%
Return on average equity	12.03%	14.42%	11.77%
Efficiency ratio	55.29%	51.81%	53.25%
Tangible common equity	10.82%	10.58%	10.93%

Dividends declared per share	$0.44	$0.44	$0.40
Book value per share	$36.54	$35.05	$36.53

Weighted average shares	17,872	17,848	17,820
Weighted average shares – diluted	17,884	17,872	17,832

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the first quarter 2023 of $19.3 million, or $1.08 per basic share, compared to $22.4 million, or $1.26 per basic share, earned during the fourth quarter 2022 and $19.7 million, or $1.11 per basic share, earned during the first quarter 2022.  Total revenue was $0.9 million below prior quarter but $2.6 million above prior year same quarter.  Net interest revenue decreased $0.8 million compared to prior quarter but increased $3.9 million compared to prior year same quarter, and noninterest income decreased $0.1 million compared to prior quarter and $1.3 million compared to prior year same quarter.  Our provision for credit losses for the quarter was $1.1 million compared to $1.5 million for the quarter ended December 31, 2022 and $0.9 million for the first quarter 2022.  Noninterest expense increased $1.6 million compared to prior quarter and $2.5 million compared to prior year same quarter.  Net income was also impacted quarter over quarter by a $1.0 million increase in income taxes as a result of tax credits taken in the fourth quarter 2022.

As a result of the recent bank failures and turmoil in the banking sector, management has thoroughly reviewed our financial condition, liquidity position, and interest rate risk to ensure there are no issues which raise concern.  We are a conservative bank holding company which prudently manages our risk profile to ensure a safe and secure environment.  We are very well-capitalized, and our liquidity position is strong.  Our bank has not seen a decline in deposit balances as a result of the recent turmoil in the banking industry, nor did we realize loan growth as a direct result of the turmoil.  Our deposit growth has remained strong.  We are focused on balance sheet strength and stability and intend to maintain our portfolio by remaining competitive in loan and deposit pricing.  CTBI has no wholesale funding, and there has been no change in our wholesale debt.  We did experience loan growth during the quarter; however, none of this growth could be directly attributable to the current environment.  There have been no changes to our underwriting standards, yet we have seen a decrease in delinquencies.  We feel comfortable with the conservative nature of our investment portfolio, and we do not expect to make significant changes to the composition of our portfolio or the management of it.  The effective duration of our investment portfolio remains low at 4.05 years compared to 4.11 years at December 31, 2022 and 4.16 years at March 31, 2022.  We also see no need to raise capital, as our liquidity position is strong, and we do not anticipate any stock repurchases or change in our cash dividend policy in 2023.  CTBI’s CBLR ratio as of March 31, 2023 was 13.71% compared to the required 9.00%.

The Bank Term Funding Program (BTFP) was created by the Federal Reserve to support American businesses and households by making additional funding available to eligible depository institutions to help assure banks have the ability to meet the needs of all their depositors.  We have registered and are eligible to use the newly created BTFP, but we do not intend to do so.

1st Quarter 2023 Highlights

❖
Net interest income for the quarter of $43.9 million was $0.8 million below prior quarter but $3.9 million above prior year same quarter, as our net interest margin decreased 2 basis points from prior quarter but increased 31 basis points from prior year same quarter.

❖	Provision for credit losses for the quarter decreased $0.4 million from prior quarter but increased $0.2 million from prior year same quarter.

❖	Our loan portfolio increased $68.1 million, an annualized 7.4%, from December 31, 2022 and $261.8 million, or 7.4%, from March 31, 2022.

❖
We had net loan charge-offs of $414 thousand, or 0.04% of average loans annualized for the first quarter 2023 compared to a net recovery of loan charge-offs for the fourth quarter 2022 of $9 thousand and net loan charge-offs of $322 thousand, or 0.04% of average loans annualized, for the quarter ended March 31, 2022.

❖
Our total nonperforming loans decreased to $12.2 million at March 31, 2023 from $15.3 million at December 31, 2022 and $13.7 million at March 31, 2022.  Nonperforming assets at $15.0 million decreased $4.0 million from December 31, 2022 and $1.0 million from March 31, 2022.

❖	Deposits, including repurchase agreements, at $4.8 billion increased $110.6 million, or an annualized 9.7%, from December 31, 2022 and $69.3 million, or 1.5%, from March 31, 2022.

❖	Shareholders’ equity at $656.8 million increased $28.8 million, or an annualized 18.6%, during the quarter and $3.5 million, or 0.5%, from March 31, 2022.

❖	Noninterest income for the quarter ended March 31, 2023 of $13.7 million was $0.1 million, or 0.6%, below prior quarter and $1.3 million, or 8.6%, below prior year same quarter.

❖	Noninterest expense for the quarter ended March 31, 2023 of $31.9 million was $1.6 million, or 5.4%, above prior quarter and $2.5 million, or 8.6%, above prior year same quarter.

Net Interest Income

				Percent Change
				1Q 2023 Compared to:
($ in thousands)	1Q 2023	4Q 2022	1Q 2022	4Q 2022	1Q 2022
Components of net interest income
Income on earning assets	$60,995	$57,458	$43,528	6.2%	40.1%
Expense on interest bearing liabilities	17,079	12,714	3,495	34.3%	388.7%
Net interest income	43,916	44,744	40,034	(1.9%)	9.7%
TEQ	298	249	233	19.5%	27.7%
Net interest income, tax equivalent	$44,214	$44,993	$40,266	(1.7%)	9.8%

Average yield and rates paid:
Earning assets yield	4.84%	4.51%	3.46%	7.5%	40.1%
Rate paid on interest bearing liabilities	2.06%	1.52%	0.42%	35.7%	386.9%
Gross interest margin	2.78%	2.99%	3.04%	(6.8%)	(8.5%)
Net interest margin	3.49%	3.51%	3.18%	(0.6%)	9.9%

Average balances:
Investment securities	$1,251,948	$1,284,470	$1,486,799	(2.5%)	(15.7%)
Loans	$3,739,443	$3,662,221	$3,440,439	2.1%	8.7%
Earning assets	$5,131,385	$5,079,176	$5,134,150	1.0%	(0.1%)
Interest-bearing liabilities	$3,362,331	$3,321,914	$3,350,208	1.2%	0.4%

Net interest income for the quarter of $43.9 million was $0.8 million below prior quarter but $3.9 million above prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.49% decreased 2 basis points from prior quarter but increased 31 basis points from prior year same quarter.  Our average earning assets increased $52.2 million from prior quarter but decreased $2.8 million from prior year same quarter.  Our yield on average earning assets increased 33 basis points from prior quarter and 138 basis points from prior year same quarter, and our cost of funds increased 54 basis points from prior quarter and 164 basis points from prior year same quarter.

Our ratio of average loans to deposits, including repurchase agreements, was 79.8% for the quarter ended March 31, 2023 compared to 78.2% for the quarter ended December 31, 2022 and 74.2% for the quarter ended March 31, 2022.

Noninterest Income

				Percent Change
				1Q 2023 Compared to:
($ in thousands)	1Q 2023	4Q 2022	1Q 2022	4Q 2022	1Q 2022
Deposit related fees	$7,287	$7,411	$6,746	(1.7%)	8.0%
Trust revenue	3,079	2,959	3,248	4.0%	(5.2%)
Gains on sales of loans	121	174	597	(30.3%)	(79.7%)
Loan related fees	845	1,119	2,062	(24.5%)	(59.0%)
Bank owned life insurance revenue	858	572	691	50.0%	24.2%
Brokerage revenue	348	344	590	1.1%	(41.0%)
Other	1,144	1,192	1,031	(4.1%)	11.0%
Total noninterest income	$13,682	$13,771	$14,965	(0.6%)	(8.6%)

Noninterest income for the quarter ended March 31, 2023 of $13.7 million was $0.1 million, or 0.6%, below prior quarter and $1.3 million, or 8.6%, below prior year same quarter.  The year over year decrease was primarily the result of a $1.2 million decrease in loan related fees due to the change in the fair market value of our mortgage servicing rights. The primary driver in determining the fair value is the change in interest rates, which resulted in a $1.0 million increase in the first quarter of 2022 and a $0.2 million decrease in the first quarter of 2023.

Noninterest Expense

				Percent Change
				1Q 2023 Compared to:
($ in thousands)	1Q 2023	4Q 2022	1Q 2022	4Q 2022	1Q 2022
Salaries	$12,633	$12,439	$11,739	1.6%	7.6%
Employee benefits	6,275	5,433	5,799	15.5%	8.2%
Net occupancy and equipment	3,028	2,576	2,854	17.6%	6.1%
Data processing	2,303	2,344	2,201	(1.7%)	4.7%
Legal and professional fees	816	931	867	(12.4%)	(5.9%)
Advertising and marketing	820	826	752	(0.7%)	9.0%
Taxes other than property and payroll	432	296	426	45.8%	1.3%
Net other real estate owned expense	119	18	353	554.7%	(66.6%)
Other	5,464	5,396	4,368	1.3%	25.1%
Total noninterest expense	$31,890	$30,259	$29,359	5.4%	8.6%

Noninterest expense for the quarter ended March 31, 2023 of $31.9 million was $1.6 million, or 5.4%, higher than prior quarter and $2.5 million, or 8.6%, above prior year same quarter.  The increase in noninterest expense quarter over quarter was primarily the result of a $1.3 million decline in post retirement benefits (included in employee benefits) during the fourth quarter 2022 and a $0.5 million increase in occupancy and equipment during the first quarter 2023.  The year over year increase included a $1.4 million increase in personnel expense and a $0.3 million increase in FDIC insurance premiums.

Balance Sheet Review

Total Loans
				Percent Change
				1Q 2023 Compared to:
($ in thousands)	1Q 2023	4Q 2022	1Q 2022	4Q 2022	1Q 2022
Commercial nonresidential real estate	$750,498	$762,349	$774,791	(1.6%)	(3.1%)
Commercial residential real estate	385,328	372,914	337,447	3.3%	14.2%
Hotel/motel	348,876	343,640	274,256	1.5%	27.2%
Other commercial	393,136	390,838	439,839	0.6%	(10.6%)
Total commercial	1,877,100	1,868,858	1,803,851	0.4%	4.1%

Residential mortgage	846,435	824,995	780,453	2.6%	8.5%
Home equity loans/lines	124,097	120,541	107,230	2.9%	15.7%
Total residential	970,532	945,536	887,683	2.6%	9.3%

Consumer indirect	772,570	737,392	667,387	4.8%	15.8%
Consumer direct	157,158	157,504	156,620	(0.2%)	0.3%
Total consumer	929,728	894,896	824,007	3.9%	12.8%

Total loans	$3,777,360	$3,709,290	$3,515,541	1.8%	7.4%

Total Deposits and Repurchase Agreements
				Percent Change
				1Q 2023 Compared to:
($ in thousands)	1Q 2023	4Q 2022	1Q 2022	4Q 2022	1Q 2022
Non-interest bearing deposits	$1,409,839	$1,394,915	$1,398,529	1.1%	0.8%
Interest bearing deposits
Interest checking	120,678	112,265	89,863	7.5%	34.3%
Money market savings	1,408,314	1,348,809	1,200,408	4.4%	17.3%
Savings accounts	642,232	654,380	666,874	(1.9%)	(3.7%)
Time deposits	962,361	915,774	1,072,630	5.1%	(10.3%)
Repurchase agreements	208,777	215,431	254,623	(3.1%)	(18.0%)
Total interest bearing deposits and repurchase agreements	3,342,362	3,246,659	3,284,398	2.9%	1.8%
Total deposits and repurchase agreements	$4,752,201	$4,641,574	$4,682,927	2.4%	1.5%

CTBI’s total assets at $5.5 billion increased $149.0 million, or 11.2% annualized, from December 31, 2022 and $86.2 million, or 1.6%, from March 31, 2022.  Loans outstanding at March 31, 2023 were $3.8 billion, an increase of $68.1 million, an annualized 7.4%, from December 31, 2022 and $261.8 million, or 7.4%, from March 31, 2022.  The increase in loans from prior quarter included an $8.2 million increase in the commercial loan portfolio, a $25.0 million increase in the residential loan portfolio, and a $35.2 million increase in the indirect consumer loan portfolio, offset partially by a $0.3 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $14.9 million, or an annualized 4.8%, from December 31, 2022 and $262.1 million, or 17.4%, from March 31, 2022.  Deposits in other banks increased $97.7 million from prior quarter and $69.0 million from March 31, 2022.  Deposits, including repurchase agreements, at $4.8 billion increased $110.6 million, or an annualized 2.4%, from December 31, 2022 and $69.3 million, or 1.5%, from March 31, 2022.  Our uninsured deposits, as defined by the FFIEC, were 27.6% at March 31, 2023 compared to 27.5% at December 31, 2022 and 25.3% at March 31, 2022.

Shareholders’ equity at $656.8 million increased $28.8 million, or an annualized 18.6%, during the quarter and $3.5 million, or 0.5%, from March 31, 2022, as unrealized losses on our securities portfolio have begun to decrease.  Net unrealized losses on securities, net of deferred taxes, were $112.4 million at March 31, 2023, compared to $129.2 million at December 31, 2022 and $63.0 million at March 31, 2022.  Management has the ability and intent to hold these securities to recovery or maturity.  CTBI’s annualized dividend yield to shareholders as of March 31, 2023 was 4.64%.

Asset Quality

Our total nonperforming loans decreased to $12.2 million at March 31, 2023 from $15.3 million at December 31, 2022 and $13.7 million at March 31, 2022.  Prior period nonperforming loans, as previously reported, exclude troubled debt restructurings which have been eliminated in the current period due to implementation of Accounting Standard Update 2022-02.  Accruing loans 90+ days past due at $6.2 million decreased $2.3 million from prior quarter but increased $1.4 million from March 31, 2022.  Nonaccrual loans at $6.0 million decreased $0.8 million from prior quarter and $2.8 million from March 31, 2022.  Accruing loans 30-89 days past due at $11.7 million decreased $3.6 million from prior quarter but increased $0.9 million from March 31, 2022.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties was $2.8 million at March 31, 2023 compared to $3.7 million at December 31, 2022 and $2.3 million at March 31, 2022.  Sales of foreclosed properties for the quarter ended March 31, 2023 totaled $0.9 million while new foreclosed properties totaled $0.1 million.  At March 31, 2023, the book value of properties under contracts to sell was $0.6 million; however, the closings had not occurred at quarter-end.

We had net loan charge-offs of $414 thousand, or 0.04% of average loans annualized for the first quarter 2023 compared to a net recovery of loan charge-offs for the fourth quarter 2022 of $9 thousand and net loan charge-offs of $322 thousand, or 0.04% of average loans annualized, for the quarter ended March 31, 2022.

Allowance for Credit Losses

Our provision for credit losses for the quarter was $1.1 million for the first quarter 2023 compared to $1.5 million for the quarter ended December 31, 2022 and $0.9 million for the first quarter 2022.  Our reserve coverage (allowance for credit losses to nonperforming loans) at March 31, 2023 was 382.3% compared to 300.4% at December 31, 2022 and 309.1% at March 31, 2022.  Our credit loss reserve as a percentage of total loans outstanding at March 31, 2023 remained at 1.24% from December 31, 2022 compared to 1.20% at and March 31, 2022.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.5 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2023
(in thousands except per share data and # of employees)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Interest income	$60,995	$57,458	$43,527
Interest expense	17,079	12,714	3,495
Net interest income	43,916	44,744	40,032
Loan loss provision	1,116	1,539	875

Gains on sales of loans	121	174	597
Deposit related fees	7,287	7,411	6,746
Trust revenue	3,079	2,959	3,248
Loan related fees	845	1,119	2,062
Securities gains (losses)	218	117	99
Other noninterest income	2,132	1,991	2,213
Total noninterest income	13,682	13,771	14,965

Personnel expense	18,908	17,872	17,538
Occupancy and equipment	3,028	2,576	2,854
Data processing expense	2,303	2,344	2,201
FDIC insurance premiums	606	374	355
Other noninterest expense	7,045	7,093	6,411
Total noninterest expense	31,890	30,259	29,359

Net income before taxes	24,592	26,717	24,763
Income taxes	5,279	4,274	5,035
Net income	$19,313	$22,443	$19,728

Memo: TEQ interest income	$61,293	$57,707	$43,762

Average shares outstanding	17,872	17,848	17,820
Diluted average shares outstanding	17,884	17,872	17,832
Basic earnings per share	$1.08	$1.26	$1.11
Diluted earnings per share	$1.08	$1.26	$1.11
Dividends per share	$0.44	$0.44	$0.400

Average balances:
Loans	$3,739,443	$3,662,221	$3,440,439
Earning assets	5,131,385	5,079,176	5,134,150
Total assets	5,458,067	5,412,752	5,417,800
Deposits, including repurchase agreements	4,688,103	4,682,014	4,633,988
Interest bearing liabilities	3,362,331	3,321,914	3,350,208
Shareholders' equity	651,008	617,338	679,527

Performance ratios:
Return on average assets	1.44%	1.64%	1.48%
Return on average equity	12.03%	14.42%	11.77%
Yield on average earning assets (tax equivalent)	4.84%	4.51%	3.46%
Cost of interest bearing funds (tax equivalent)	2.06%	1.52%	0.42%
Net interest margin (tax equivalent)	3.49%	3.51%	3.18%
Efficiency ratio (tax equivalent)	55.29%	51.81%	53.25%

Loan charge-offs	$1,765	$1,995	$1,320
Recoveries	(1,351)	(2,004)	(998)
Net charge-offs	$414	$(9)	$322

Market Price:
High	$47.35	$48.05	$46.30
Low	$37.31	$40.81	$40.53
Close	$37.95	$45.93	$41.20

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2023
(in thousands except per share data and # of employees)

	As of	As of	As of
	March 31, 2023	December 31, 2022	March 31, 2022
Assets:
Loans	$3,777,359	$3,709,290	$3,515,541
Loan loss reserve	(46,683)	(45,981)	(42,309)
Net loans	3,730,676	3,663,309	3,473,232
Loans held for sale	182	109	1,941
Securities AFS	1,241,080	1,256,226	1,503,165
Equity securities at fair value	2,380	2,166	2,352
Other equity investments	9,713	11,563	13,026
Other earning assets	177,209	79,475	108,222
Cash and due from banks	60,762	51,306	58,352
Premises and equipment	42,636	42,633	40,738
Right of use asset	17,037	17,071	11,941
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	182,155	190,968	164,674
Total Assets	$5,529,320	$5,380,316	$5,443,133

Liabilities and Equity:
Interest bearing checking	$120,678	$112,265	$89,863
Savings deposits	2,050,546	2,003,189	1,867,282
CD's >=$100,000	501,557	471,934	590,476
Other time deposits	460,804	443,840	482,154
Total interest bearing deposits	3,133,585	3,031,228	3,029,775
Noninterest bearing deposits	1,409,839	1,394,915	1,398,529
Total deposits	4,543,424	4,426,143	4,428,304
Repurchase agreements	208,777	215,431	254,623
Other interest bearing liabilities	65,254	58,696	58,711
Lease liability	17,619	17,628	12,796
Other noninterest bearing liabilities	37,425	34,371	35,328
Total liabilities	4,872,499	4,752,269	4,789,762
Shareholders' equity	656,821	628,047	653,371
Total Liabilities and Equity	$5,529,320	$5,380,316	$5,443,133

Ending shares outstanding	17,976	17,918	17,884

30 - 89 days past due loans	$11,728	$15,303	$10,838
90 days past due loans	6,218	8,496	4,858
Nonaccrual loans	5,993	6,813	8,832
Foreclosed properties	2,776	3,671	2,299

Community bank leverage ratio	13.71%	13.55%	13.15%
Tangible equity to tangible assets ratio	10.82%	10.58%	10.93%
FTE employees	945	985	963